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                                                                   EXHIBIT 3(ii)

                          AMENDED AND RESTATED BYLAWS
                                      OF
                               NETVANTAGE, INC.
                      (in effect as of February 13, 1998)

                                   ARTICLE I
                                 APPLICABILITY


Section 1.    Applicability of Bylaws.

     These Amended and Restated Bylaws ("Bylaws") govern, except as otherwise provided by statute or its Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation.


                                   ARTICLE II
                                    OFFICES


Section 1.    Registered Office.

     The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

Section 2.    Principal Executive Offices.

     The principal executive offices of the Corporation is 201 Continental Boulevard, Suite 201, El Segundo, California 90245.

Section 3.    Other Offices, Changes in Offices.

     The Board of Directors may establish other offices at any place or places within or without the State of Delaware. Further, the Board of Directors may change any office from one location to another or eliminate any office or offices.
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                                  ARTICLE III
                            MEETINGS OF STOCKHOLDERS


Section 1.    Place of Meetings.

     Meetings of the stockholders shall be held at any place within or without the State of Delaware designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

Section 2.    Annual Meetings.

     An annual meeting of the stockholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.

Section 3.    Special Meetings.

     Special meetings of the stockholders may be called for any purpose and unless otherwise proscribed by law may be called by a majority of the Board of Directors, the Chairman of the Board or the President. No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

Section 4.    Notice of Annual, Special or Adjourned Meetings.

       (a) Except as provided in Sections 229 and 230 of the Delaware General Corporation Law or as otherwise provided by applicable law, a written notice of each meeting of stockholders shall be given in the manner describe in subdivision (c) of this section not less than 10 nor more than 60 days before the date thereof to each stockholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intend to present for action by the stockholders including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by the Board for election.

       (b) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days or if after the adjournment a new record date is established for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

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       (c)    Notice of any meeting of the stockholders or any report shall be given either personally or by depositing such notice in the United States Mail, postage prepaid, addressed to the stockholder at his or her address appearing on the books of the Corporation or given by him or her to the Corporation for the purpose of notice or as otherwise known by the Secretary of the Corporation; or by transmitting a notice thereof to such address by telegraph, cable or certified delivery service (such as Federal Express, DHL, or the like). Except as otherwise required by law, no publication of any meeting of stockholders shall be required. An affidavit of mailing of any notice or report in accordance with the provisions of these Bylaws or the Delaware General Corporation Law, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.

       (d) Notwithstanding any other provision of these Bylaws, the following provisions of this Section 4(d) shall apply to nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual or special meeting of stockholders.

       Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 4(d).

       For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for stockholder action under the Delaware General Corporation Law and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal or nominees, the stockholder must have timely indicated its, or such beneficial owner's, intention to do so as provided in subclause
(iii)(3) of this paragraph. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the
                                --------  -------
annual meeting is advanced more than 30 days prior to or delayed by more than 75 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a

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director all information relating to such person as would be required to be disclosed in solicitation of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (3) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

       Notwithstanding anything in the second sentence of the second paragraph of this Section 4(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 75 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

       Only persons nominated in accordance with the procedures set forth in
Section 4(d) shall be eligible to serve as directors and only such business shall be conducted at any annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 4(d). The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

       Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or (ii) by any stockholder of

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record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 4(d), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 4(d). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of Section 4(d) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 75th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

       For purposes of this Section 4(d), "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

       Notwithstanding the foregoing provisions of this Section 4(d), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 4(d). Nothing in this Section 4(d) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 5.    Record Date.

       (a) The Board of Directors may fix a time in the future as a record date for the determination of the stockholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the stockholders nor more than 60 days prior to any other action.

       (b)    In the event no record date is fixed:
              (1) The record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and
              (2) The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such other action, or the 60th day prior to the date of such

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       other action, whichever is later, provided, however, that Article III,
                                         -----------------
       Section 4(c) of these Bylaws is the only provision of these Bylaws that is intended to make provision for the setting of a record date with respect to any consent to corporate action by the stockholders in writing without a meeting and no other provision of these Bylaws is applicable with respect to the setting of a record date in connection with any such consent.

       (c) Only stockholders of record on the close of business on the record date are entitled to notice and to vote or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer or any shares on the books of the Corporation after the record date.

       (d) A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 30 days from the date set for the original meeting.

Section 6.    Quorum.

       (a) The holders of a majority of the shares entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat unless otherwise provided by statute or the Certificate of Incorporation.

       (b) Except as provided in Section 6(c), the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the stockholders, unless the vote of a greater number is required by statute or the Certificate of Incorporation.

       (c) The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum is not present or represented at any meeting of stockholders, a majority of the voting interests present or represented shall have the power to adjourn such meeting from time to time, without notice other than announcement of same at the meeting.

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Section 7.    Adjournment.

     Any meeting of the stockholders may be adjourned from time to time, whether or not a quorum is present, by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 8.    Validation of Defectively Called, Noticed or Held Meetings.

       (a) The transactions of any meeting of the stockholders, however called and noticed, and whenever held, are as valid as though they had taken place at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with corporate records or made a part of the minutes of the meeting.

       (b) Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the Delaware Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting.

       (c) Any written waiver of notice shall comply with Section 229 of the Delaware Corporations Law.

Section 9.    Voting.

       (a) Except as otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder.

       (b) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by proxy as provided in Section 212 of the Delaware Corporations Law. A proxy shall be deemed validly granted if signed by the stockholder or its authorized officer, director, employee or his agent or if the stockholder's signature is affixed thereto by any reasonable means, including, but not limited to facsimile signature. Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person

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executing the prior proxy and presented to the meeting or (3) as to any meeting, by attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 3 years from the date thereof unless otherwise provided in the proxy.

Section 10.    List of Stockholders Entitled to Vote.

     The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 11.   Inspectors of Election.

       (a) In advance of any meeting of the stockholders, the Board of Directors may appoint either one or more persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may appoint inspectors of elections (or persons to replace those who so fail or refuse to act) at the meeting. Each inspector so appointed, before entering upon the discharge of his or her duties, shall first take and sign an oath faithfully to execute the duties of a inspector at with strict impartiality and according to the best of such person's ability.

       (b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in Section 231 of the Delaware Corporation Law.

Section 12.   Action by Written Consent

       (a) Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such

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action at a meeting in which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

       (b) Prompt notice of any stockholder approval without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

       (c) Notwithstanding any other provision of these Bylaws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


                                   ARTICLE IV
                                   DIRECTORS


Section 1.    Powers.

     Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs

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of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.    Number and Election of Directors.

       (a)    The authorized number of directors of the Corporation shall be one
(1) or such other number not less than one as shall be determined from time to time by resolution of the Board of Directors.

       (b) Except as provided in Subsection (c) below, Directors shall be elected at each annual meeting of the stockholders. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.

       (c) Vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

       (d) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

Section 3.    Resignation or Removal.

       (a) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

       (b) Any or all of the directors may be removed, with or without cause, if such removal is approved by a majority of the outstanding shares entitled to vote at an election of directors, except as follows:

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             (i)   Unless the Certificate of Incorporation otherwise provides, if the Corporation shall have a classified board, stockholders may effect such removal only for cause; or

             (ii) If the Corporation has cumulative voting, unless the entire Board of Directors is removed, no director may be removed without cause if the votes cast against removal would be sufficient to elect such director, if then cumulatively voted, at an election of the entire board, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 4.    Fees and Compensation.

     Directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum determined by resolution of the Board for attendance at each such meeting. No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation in any manner therefor.

Section 5.    Approval of Loans to Officers

     The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer, or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under statute.



                                   ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS


Section 1.    Designation of Committees.

     The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent members at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any member or alternate member of a committee shall serve at the discretion of the Board.

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Section 2.    Powers of Committees.

     Any committee, to the extent provided in the resolution of the Board of Directors designating such committee or these Bylaws, shall have all the authority of the Board, except with respect to:

       (a) The approval of any action for which the Delaware General Corporation Law also requires an action by the stockholders;

       (b) The amendment or appeal of the Certificate of Incorporation or these Bylaws, the adoption of new bylaws, or the fixing of designations and the preferences or rights of any stock of the Corporation;

       (c) Adoption of any agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law.

       (d) The recommendation to the stockholders of a sale, lease or exchange of all or substantially all of the assets, property or voting stock of the Corporation;

       (e) A distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

       (f) The filling of vacancies on or fixing of compensation of directors for serving on the Board or any committee thereof; or

       (g) The amendment or repeal of any resolution of the Board which by its express terms is not so amenable or repealable.


                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS
                             AND COMMITTEES THEREOF


Section 1.    Place of Meetings.

     Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation.

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Section 2.    Organization Meeting.

     Immediately following each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting for the purposes of organization and the transaction of other business. Notice of any such meeting is not required.

Section 3.    Regular Meetings.

     Regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

Section 4.    Special Meetings.

     Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board, the President, any vice president, the Secretary or any two directors (if there shall be three or more directors) or any director (if there shall be less than three directors). Notice shall be given of any special meeting of the Board of Directors.

Section 5.    Notice of Special Meetings.

       (a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph or confirmed facsimile transmission, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone, telegraph or facsimile transmission. The notice shall be deemed to have been given at the time when delivered personally to the recipient director or a person at the office of such recipient director who the person giving the notice reasonably believes will promptly communicate it to the director; or deposited in the mail or sent by other means of written communication.

       (b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director (1) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (2) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes.

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Section 6.    Quorum; Telephone Meetings; Adjournment.

       (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or by the Certificate of Incorporation.

       (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

       (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

       (d) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 48 hours, notice of any adjournment to another time or place shall be given, prior to the time of such adjourned meeting, to the directors who were not present at the time of the adjournment.

Section 7.    Action Without a Meeting.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board, individually or collectively, consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 8.    Meetings of and Action by Committees.

     The provisions of this article apply mutatis mutandis to committees of the Board of Directors and incorporators and actions by such committees and incorporators.


                                  ARTICLE VII
                                    OFFICERS


Section 1.    Officers.

     The Corporation shall have as officers, a president, a secretary and a chief financial officer. The chief financial officer shall be the treasurer of the Corporation unless the Board of Directors has by resolution designated that treasurer shall be a separate office. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this article. One person may hold more than one office.

Section 2.    Election of Officer.

     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this article, shall be chosen by the Board of Directors.

Section 3.    Subordinate Officers, Etc.

     The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

Section 4.    Removal and Resignation.

       (a) Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal be conferred by resolution of the Board.

       (b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any vice president or Secretary of the Corporation, unless the notice given pursuant hereto specifies a later time for the effectiveness of such resignation.

Section 5.    Vacancies.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.    Chairman of the Board.

     If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board, and if there is no president, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in
Section 7 of this article.

Section 7.    President.

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

Section 8.    Vice President.

     In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restriction upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

Section 9.    Secretary.

       (a)    The Secretary shall keep or cause to be kept: (1) the minute book,
(2) the share register, and (3) the seal, if any, of the Corporation.

       (b) The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

Section 10.   Chief Financial Officer.

       (a) The Chief Financial officer shall keep, or cause to be kept, the books and records of account of the Corporation.

       (b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.


                                  ARTICLE VIII
                               RECORD AND REPORTS


Section 1.    Maintenance of Records.

     The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order:

       (a) a minute book which shall contain a record of all actions by its stockholders, Board of Directors or committees of the Board; including (1) the time, date and place of each meeting, (2) the manner of giving notice of each meeting and copy thereof, (3) the names of those present at each meeting of the Board or committees thereof, (4) the number of shares present or represented at each meeting of the stockholders, (5) the proceedings of all meetings, (6) any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof, and (7) written consents for action without a meeting;

       (b) a share register, or a duplicate share register, which shall contain (1) the names of the stockholders and their addresses, (2) the number and classes of shares held by each, (3) the number and date of certificates issued for the same, and (4) the number and date of cancellation of every certificate surrendered for cancellation;

       (c)    the original or a copy of the Bylaws as amended to date; and

       (d)    adequate and correct books and records of account.

Section 2.    Inspection of Records.

       (a) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorized the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

       (b) Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Delaware Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Section 3.    Annual Statement to Stockholders.

     The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.



                                   ARTICLE IX
                                GENERAL MATTERS


Section 1.    Checks, Drafts, Etc.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2.    Contracts and other Corporate Instruments.

     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agents or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 3.    Certificates of Stock.

     All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a vice president and by the Secretary or an assistant secretary or the treasurer or an assistant treasurer, certifying the number of shares and the class or series thereof owned by stockholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent who has signed or whose facsimile signature has been placed upon certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar as of the date of issue.

Section 4.    Lost Certificates.

     Except as provided in this section, no new certificate for shares shall be issued at any time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 5.    Transfer of Stock.

       (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

       (b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholder in any manner not prohibited by the Delaware General Corporation Law.

Section 6.    Registered Holders.

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares (1) to receive dividends and to vote as such owner and (2) to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.    Dividends.

     The directors of the Corporation, subject to any restrictions contained in
(i) the Delaware General Corporation Law or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property or the Corporation.

Section 8.    Fiscal Year.

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 9.    Seal.

     The corporation may adopt a corporate seal, which may be altered at the discretion of the Board of Directors, and may use same by causing it or a facsimile of it to be impressed or affixed or in any other manner reproduced.

Section 10.    Representation of Shares of Other Corporations.

     Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

Section 11.    Construction and Definitions.

     Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws.

Section 12.    Amendments.

     New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence, the Certificate of Incorporation may also confer upon the Board of Directors the power to adopt, amend or repeal the bylaws.


                                   ARTICLE X
                                INDEMNIFICATION


       (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or that such director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively "Representative"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by an independent board of Directors in the manner described in Section (d), which approval shall not be unreasonably withheld) actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

       (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Representative against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

       (c) To the extent that a Representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

       (d) Any indemnification under Sections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Representative is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections (a) and (b). Such determination shall be made (1) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

       (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorney's fees) incurred by other employees or agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate; provided, however, the Corporation shall indemnify any such party where required to do so by law.

       (f) The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

       (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Representative of the Corporation, or is or was serving at the request of the Corporation, as a Representative against any liability asserted against and incurred by him or her in any such capacity, or arising out of such status, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article X.

       (h) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, and employees or agents, so that any person who is or was a Representative of such constituent corporation, or is or was serving at the request of such constituent corporation as a Representative, shall stand in the same position under and subject to the provisions of this Article X (including, without limitation the provisions of Section (d) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

       (i) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article X.

       (j) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in any amount, or establish a trust or other designated account, grant a security interest or use other means, to ensure the payment of certain of its obligations arising under this Article X and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

       (k) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, agent or Representative of the Corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.